CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 26, 2000 included in the Southern California Edison Company Stock Savings Plus Plan's Form 11-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement, into the Edison International's previously filed Registration Statements which follow:


         Registration Form            File No.                Effective Date
         -----------------            --------                --------------

         Form S-8                    333-35560               April 25, 2000
         Form S-8                    333-50443               April 17, 1998
         Form S-3                    333-08115               July 15, 1996
         Form S-8                    333-03913               May 16, 1996
         Form S-8                    33-44148                September 17, 1993
         Form S-8                    33-32302                June 2, 1993
         Form S-8                    33-46714                June 2, 1993




ARTHUR ANDERSEN LLP


Los Angeles, California
June 26, 2000